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                                                      Exhibit C

                       NEES GLOBAL, INC.
                    Statement of Cash Flows
           For the Twelve Months Ended June 30, 1998
               (Unaudited, Subject to Adjustment)
                     (thousands of dollars)

Operating Activities:

 Net loss                                                       $(2,185)
 Adjustments to reconcile net loss to
   net cash provided by operating
   activities:
   (Increase)/decrease in accounts receivable                       483
   (Increase)/decrease in other current assets                      206
   Increase/(decrease) in accounts payable                         (178)
   Increase/(decrease) in other current liabilities                  (1)
   Other, net                                                       216
                                                                -------
Net cash used in operating activities                           $(1,459)
                                                                =======

Investing Activities:

 Investment in Underwater Divers Unlimited, Inc.                $(1,000)
 Investment in Nexus, Inc.                                       (1,400)
 Investment in HydroServ Group, LLC                                (210)
 Investment in AllEnergy Marketing Co., LLC                        (421)
 Investment in New England Water Co., Inc                        (4,228)
                                                                -------
Net cash used in investing activities                           $(7,259)
                                                                =======
Financing Activities:

 Subordinated notes payable to parent-issues                    $ 4,575
 Capital contribution from parent                                 4,353
                                                                -------
Net cash provided by financing activities                       $ 8,928
                                                                =======
Net increase/(decrease) in cash and cash equivalents            $   210
Cash and cash equivalents at beginning of period                    105
                                                                -------
Cash and cash equivalents at end of period                      $   315
                                                                =======